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                                  June 27, 1997



Vermont Financial Services Corp.
100 Main Street
Brattleboro, Vermont 05301

         Re:      Registration Statement on Form S-8
                  225,886 Shares of Common Stock

Dear Sir or Madam:

         The following opinion is furnished to you in connection with the registration by Vermont Financial Services Corp., a Delaware corporation ("VFSC"), of 225,886 shares (the "Registered Shares") of its Common Stock, par value $1.00 per share (the "Common Stock"), on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registered Shares underlie options that were issued to purchase shares of Common Stock of Eastern Bancorp, Inc. ("Eastern") under the Vermont Federal Bank, FSB Stock Option Plan and the Eastern Bancorp, Inc. Stock Option Plan, as amended (collectively, the "Plans"), which Plans were assumed by VFSC pursuant to the Agreement and Plan of Reorganization dated November 13, 1996 by and among VFSC, Eastern and Vermont Federal Bank, FSB.

         We have acted as counsel to VFSC in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of VFSC, as amended (the "Certificate"), the Agreement and Plan of Reorganization dated as of November 13, 1996, as amended, by and among VFSC, Eastern and Vermont Federal Bank, FSB, and certain related documents, the Plans, corporate records, certificates and statements of officers and accountants of VFSC and of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We express no opinion herein as to any law other than the General Corporation Law of the State of Delaware.

Vermont Financial Services Corp.
June 27, 1997
Page 2

         We have assumed that the options offered from time to time pursuant to the Plans were duly authorized by proper action of the Board of Directors, or a committee thereof, of Eastern and that the Registered Shares to be issued from time to time pursuant to the exercise of such options will be isseued in accordance with the terms and conditions described in the Plans and in accordance with the Certificate and applicable Delaware law. We further assume that prior to the issuance of any Registered Shares, there will exist under the Certificate the requisite number of authorized shares of Common Stock that are unissued and not otherwise reserved for issuance.

         Based on and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, upon issuance by VFSC of Registered Shares pursuant to the exercise of such options and upon delivery of certificates representing the Registered Shares against payment therefor in the manner contemplated by the Plans, the Registration Statement and any applicable amendment of any thereof, the Registered Shares represented by such certificates will be validly issued, fully paid and nonassessable by VFSC.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                                /s/Sullivan & Worcester LLP

                                SULLIVAN & WORCESTER LLP